EXHIBIT 16.1

SEALE AND BEERS, CPAs
PCAOB & CPAB REGISTERED AUDITORS
www.sealebeers.com

September 30, 2009

Securities and Exchange Commission
Washington, D.C. 20549

Ladies and Gentlemen:

The firm of Seale and Beers, CPAs was previously principal accountant for Rocky Mountain Fudge Company, Inc. (the “Company”) and has not completed any review or audit work for the company.  Effective September 28, 2009, we were dismissed from the Company as principal accountants.

We have read the Company's statements included its Form 8-K pertaining to Seale and Beers CPAs dated September 28, 2009, and we agree with such statements contained therein.

We have no knowledge about the appointment of Pritchett, Siler & Hardy, P.C. as new auditors, nor whether they were consulted prior to their appointment as auditors.

Sincerely,

Seale and Beers, CPAs
Las Vegas, NV

CC:	U.S. Securities & Exchange Commission
Office of the Chief Accountant
100 F Street, NE
Washington, DC 20549
202-551-5300 Phone
202-772-9252 Fax

Seale and Beers, CPAs PCAOB & CPAB Registered Auditors
6490 WEST DESERT INN RD, LAS VEGAS, NEVADA 89146 (702) 253-7492 Fax: (702)253-7501